Exhibit 99.1

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST SWAPS HOTELS WITH HILTON
DALLAS — (December 17, 2007) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has restructured two of its joint ventures with Hilton Hotels resulting in Ashford receiving 100% ownership in nine hotels and Hilton receiving 100% ownership in two hotels. Ashford’s third joint venture with Hilton concerning the Capital Hilton and the Hilton LaJolla Torrey Pines was not restructured. The transaction is expected to be earnings neutral to the Company.
Of the 13 hotels originally involved in the joint ventures, which the joint venture interests were acquired by Ashford as part of the acquisition of CNL Hotels & Resorts in April 2007, Ashford will have 100% interest in: Hilton Dallas Lincoln Centre (482 rooms), Hilton Tucson El Conquistador (338 rooms), Hilton Rye Town (435 rooms), Embassy Suites Orlando Airport (163 rooms), Embassy Suites Santa Clara (241 rooms), Embassy Suites Crystal City (267 rooms), Hilton Suites Auburn Hills (224 rooms), Hilton Costa Mesa (474 rooms) and Embassy Suites Portland (276 rooms). Hilton will have 100% interest in: Hilton Miami Airport (419 rooms) and Doubletree Crystal City (475 rooms). Ashford will retain 75% interest and Hilton will retain 25% interest in: Capital Hilton (544 rooms) and Hilton LaJolla Torrey Pines (394 rooms).
Commenting on the announcement, Monty J. Bennett, President and CEO of Ashford Hospitality Trust, stated, “Although the strategic benefits of this exchange are more long term in nature, we believe we benefited from the relative valuations of this transaction. With full control of the hotels, we will be able to more efficiently direct the operational, financing, capital expenditure, and sale strategies. This transaction also facilitates a reduction in our inherited overexposure to the Crystal City-Washington, D.C. market, where we have our highest concentration of hotel assets. We are pleased with the outcome of this swap with Hilton, who remains one of our strongest brand relations.”
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Swaps Hotels with Hilton

December 17, 2007
statements. Such forward-looking statements include, but are not limited to the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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